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                                                                    EXHIBIT 99.1

Your vote is important to us!

Please follow these steps to ensure that your proxy is properly executed and returned in time to be counted:

1. Mark your vote for Proposals 1 and 2 in one of the three boxes to the right of each Proposal.

2. Sign below in the space provided, exactly as your name appears on the form. Joint owners should each sign. Also enter the date.

3. Tear off at perforation and mail the completed card with signatures(s) in the enclosed reply envelope to:

                                PanAmSat Corporation
                                Proxy Services
                                Boston EquiServe
                                P.O. Box 9381
                                Boston, MA 02205-9381

                                  DETACH HERE


[X] Please mark votes
    as in this example.

    This proxy when properly executed will be voted in the manner directed by you. If no direction is made, this proxy will be voted FOR each of the Proposals. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

--------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.
--------------------------------------------------------------------------------

1. To approve the Agreement and Plan of Reorganization and the Agreement and Plan of Merger that provide for the combination of PanAmSat Corporation and the existing commercial satellite business of Hughes Communications, Inc. and certain of its subsidiaries.

                                                FOR       AGAINST     ABSTAIN
                                                [ ]         [ ]         [ ]

2. To approve the Charter Amendment, an amendment to the Amended and Restated Certificate of Incorporation of PanAmSat Corporation.

                                                FOR       AGAINST     ABSTAIN
                                                [ ]         [ ]         [ ]


                                MARK HERE
                                FOR ADDRESS  [ ]
                                CHANGE AND
                                NOTE AT LEFT

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PANAMSAT CORPORATION  SPECIAL
                      MEETING OF
                      STOCKHOLDERS

                      [TIME AND PLACE]


                                  DETACH HERE


P R O X Y

                             PANAMSAT CORPORATION
                         PROXY/VOTING INSTRUCTION CARD

  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PANAMSAT CORPORATION
                    FOR THE SPECIAL MEETING ON MAY 8, 1997

   The undersigned hereby constitutes and appoints Frederick A. Landman, Lourdes Saralegui, Patrick J. Costello and James W. Cuminale and each of them, true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated below, all of the shares of common stock of PanAmSat Corporation held of record by the undersigned on April 8, 1997, at the Special Meeting of Stockholders to be held at the Equinox Hotel, Historic Route 7A, Manchester Village, Vermont, on Thursday, May 8, 1997, at 11:00 a.m. (local time) and at any adjournments thereof, on all matters coming before said meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. HOWEVER, THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                   -------------------------

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                 | SEE REVERSE |
                                                                 |    SIDE     |